That Marketing Solution, Inc. Announces New CEO/Chairman

SALT LAKE CITY, UT: September 23, 2014 – That Marketing Solution, Inc. (OTCQB: VSHGD) announces the appointment of Mr. Lou Zant as CEO and Chairman.

Mr. Zant is a true marketing and branding pioneer. The collection of business experiences that Mr. Zant brings to the modern marketplace spans a wide range of industries including fashion, wellness, and several technology-based ventures. During his nearly 40 years of doing business, Mr. Zant has taken three companies to more than $100 million in sales in their first year, and created several brands that are household names.

In 1975, Mr. Zant graduated with a BS in Biological Sciences: Anatomy & Physiology, and always envisioned himself doing something in health. But in the mid 1970's, Mr. Zant cofounded Patch Work Jeans, which later became Brittania Jeans Co. After only a few short years, Brittania Jeans grew to $900 million in annual sales. The growth and success of his first venture in fashion created key relationships in the fashion industry which would later help to advance the career and brand of a new designer on the scene: Calvin Klein. Mr. Zant’s contributions to the brand catapulted sales of Calvin Klein to $450 million within his first two years.

By the mid-1980’s, Mr. Zant started expanding his interests, and in 1986, Mr. Zant combined his passion for health with his business savvy to found five schools of holistic medicine. By 1990, these schools were the second largest institution of this type in all of North America. Soon after the successful sale of these schools, Mr. Zant was appointed to serve on the United Nations as the Director of Corporate Mobilization, Telecommunications & Internet Infrastructure.

Immediately after serving in the UN, Mr. Zant used his unique and specific understanding of the emerging technology and communication era to start two new ventures: one in consumer electronics, and the other in telecommunications. As the co-founder of Quorum International, Mr. Zant took this direct sales company from $0 to $21 million per month in 21 months. Following that success, in 1994, Mr. Zant founded Net Touch Communications (or N'Touch) – a very successful direct sales telecom service – which he sold to Total World Telecom in 1996. Two years later, Mr. Zant founded his final technology-based company: GoSolo Technologies – a voice activated unified messaging technology company – which Mr. Zant sold in 2004.

Since 2004, Mr. Zant has continued to consult and advise a variety of companies in both the health and technology sectors through one of his own private marketing companies or through various channel partners. Mr. Zant has an uncanny ability to find the most cutting edge products available to promote using his vast experience in branding and marketing in the digital era. His complete mix of business experiences makes Mr. Zant the ideal visionary leader to ensure the success of That Marketing Solution, Inc.

About That Marketing Solution, Inc.

That Marketing Solution, Inc. is a company with a digital marketing focus that drives sales. Our mission is to be a global force in the $200 + billion online sales and consumer data marketplace, while also developing various products that That Marketing Solution, Inc. acquires or engages with through joint venture relationships. That Marketing Solution, Inc. has specific and proprietary digital marketing strategies and mechanisms to help companies targeting online consumers transact more sales within their target markets, while helping those same companies become more engaged and knowledgeable about their current and future consumers. That Marketing Solution, Inc. will generate and help to execute online sales and media attention for projects/ products through highly evolved internal strategies, as well as via outsourced options with exclusive channel partners. Our strategy leverages our keen understanding of the marketplace with our unique ability to brand the products and services that consumers must have.  You want THAT and so does everybody else.  For more information visit www.ThatMarketing Solution.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

EMAIL Info@thatmarketingsolution.com

PHONE 1-866-731-8882

Darren Lopez